[PROTECTION ONE, INC. LETTERHEAD]





                                   June 2, 1998

     Westar Capital, Inc.
     818 South Kansas Avenue
     Topeka, Kansas 66612-1217
     Attn: Ms. Rita A. Sharpe

          Re:   Securities Purchase Agreement for the Sale and Purchase of
     Common Stock of Protection One, Inc. to Westar Capital, Inc.

     Dear Ms. Sharpe:

          Protection One, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Westar Capital, Inc. (the "Purchaser"), 30,650,000 shares of common stock, $.01 par value per share, of the Company (the "Firm Shares"). The Company also proposes to issue and sell to the Purchaser not more than an additional 4,597,500 shares of its common stock, $.01 par value per share (the "Additional Shares"), if and to the extent that (i) the comparable over-allotment option granted by the Company to the several underwriters (the "Underwriters") named in that certain Underwriting Agreement, dated of even date herewith and attached hereto as Exhibit A (the "Underwriting Agreement"), by and among the Company and the several underwriters named therein (the "Underwriters' Over-allotment Option") is exercised by the managers (the "Managers") of the public offering (the "Public Offering") of shares of common stock, $.01 par value per share, of the Company (the "Public Shares") named in the Underwriting Agreement on behalf of the Underwriters and (ii) Purchaser shall have determined to exercise the right to purchase such shares of common stock granted to the Purchaser in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby and pursuant to the Underwriting Agreement are hereinafter referred to as the "Common Stock."
     <page1>

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Purchaser that:

                 (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in its currently effective and operative public filings with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereto (the "Securities Act") and pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereto (the "Exchange Act," which currently effective and operative public filings, as amended or supplemented, are collectively the "Public Documents"), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries specified on Exhibit B hereto (each, a "Subsidiary," and collectively, the "Subsidiaries"), taken as a whole.

                 (b) Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (c) This Agreement has been duly authorized, executed and delivered by the Company.

                 (d) The authorized capital stock of the Company conforms to the description thereof contained in the Public Documents.

                 (e) The shares of common stock, $.01 par value per share, of the Company outstanding prior to the issuance of the Shares and the Public Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     <page2>

                 (f) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights or to similar rights.

                 (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except to the extent that such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

                 (h) Each Public Document, if any, filed or to be filed with the Commission pursuant to the Securities Act and the Exchange
          Act, as applicable, complied or will comply when so filed in all material respects with the Securities Act and/or Exchange Act, as applicable, and when read together with the other information in the Public Documents does not contain and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Public Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                 (j) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Public Documents and are not so described or any statutes, regulations, contracts or other
     <page3>

          documents that are required to be described in the Public Documents or to be filed as exhibits to the Public Documents that are not described or filed as required.

                 (k) Each of the Company and its Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Public Documents, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (l) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (m) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to and agrees with the Company that:
     <page4>

                 (a) The Purchaser has been duly incorporated, is validly existing as a corporation in good standing under the laws of Kansas, has the corporate power and authority to enter into and perform this Agreement.

                 (b) This Agreement has been duly authorized, executed and delivered by the Purchaser.

                 (c) The Shares to be acquired by Purchaser pursuant to this Agreement are being acquired for its own account and without a view to the distribution of such Shares or any interest therein in violation of the Securities Act of 1933, as amended (the "Securities Act");

                 (d) Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Shares;

                 (e) Purchaser acknowledges that the Shares have not been registered under the Securities Act and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

          3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Purchaser, and the Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter states, agrees to purchase from the Company the Firm Shares at $9.50 a share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Purchaser the Additional Shares, and the Purchaser shall have a one-time right to purchase up to 4,597,500 Additional Shares at the Purchase Price. If the Managers elect to exercise the Underwriters' Over-allotment Option on behalf of the Underwriters pursuant to the terms and conditions of the Underwriting Agreement, the Company shall promptly notify Purchaser of such election and the date and time such election is to be exercised and Purchaser shall notify Company of its decision to exercise this option at any time prior to the exercise of the Underwriters' Over-allotment Option, which notice shall specify the number of Additional Shares to be purchased by Purchaser and the date on which such Shares are to be purchased. Such date may be the same as the Closing Date (as defined
     <page5>

     below) but not earlier than the Closing Date nor later than the date of the exercise of the Underwriters' Over-allotment Option.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in a form reasonably acceptable to the Company, including, without limitation, the repayment of debt or other funds immediately available in Dallas, Texas against delivery of such Firm Shares at 9:00 a.m., Dallas time, on June 8, 1998, or at such time on the same or such other date, not later than June 15, 1998, as shall be designated in writing by the parties hereto. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Dallas against delivery of such Additional Shares at 9:00 a.m., Dallas time, on the dated specified in the notice described in Section 3 or on such other date, in any event not later than July 16, 1998, as shall be designated in writing by the parties hereto. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in the name of the Purchaser. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to Purchaser on the Closing Date or the Option Closing Date, as the case may be, against payment of the Purchase Price therefor.

          5. Conditions to Purchaser's Obligations. The obligations of the Purchaser are subject to the following conditions:

                 (a) Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (b) Purchaser shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit C.
     <page6>

                 (c) Purchaser shall have received such other documents and certificates of the Company as are reasonably requested by Purchaser.

          6. Termination. This Agreement shall be subject to termination by notice given by Purchaser to the Company, if the Underwriting Agreement is terminated by the Managers on behalf of the Underwriters or is otherwise not consummated.

          7. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          8. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as of the signatures thereto and hereto were upon the same instrument.

          9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

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     <page7>

          10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                         Very truly yours,

                                         PROTECTION ONE, INC.



                                         By:
                                                 John W. Hesse
                                                 Executive Vice President and
                                                 Chief Financial Officer


     Accepted as of the date hereof:

     WESTAR CAPITAL, INC.



     By:
          Rita A. Sharpe
          President
     <page8>

                                    EXHIBIT A

                             Underwriting Agreement

     <page9>



                                    EXHIBIT B

                                   Subsidiaries


     Network Multi-Family Security Corporation, a Delaware corporation Protection One Alarm Monitoring, Inc., a Delaware corporation Westar Security, Inc., a Kansas corporation
     Westsec, Inc., a Kansas corporation

     <page10>


                                     EXHIBIT C

                               Form of Legal Opinion

          The opinion of counsel for the Company to be delivered pursuant to
     Section 5(b) of this Agreement shall be to the effect that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  2. Each subsidiary of the Company listed on Schedule I hereto (each a "Subsidiary") is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Protection One Alarm Monitoring, Inc. and Network Multi-Family Security Corporation are duly qualified to transact business and are in good standing as foreign corporations in California, Florida and Texas.

                  3. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share. As of May 27, 1998, there were 83,831,678 shares of common stock and no shares of preferred stock, issued and outstanding.

                  4. All of the outstanding shares of capital stock of each Subsidiary is owned of record and, to our knowledge, beneficially by the Company, free and clear, to our knowledge, of all liens, claims, limitations on voting rights, options, security interests and other encumbrances and are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights pursuant to law or the Subsidiary's certificate of incorporation.

                  5. The shares of Common Stock to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights pursuant to law or in the Company's certificate of incorporation.

                  6. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company and the
     <page11>

     consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.

                  7. The execution and delivery of the Agreement, the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company, (ii) to our knowledge, any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company is a party or by which it is bound, (iii) any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion), or (iv) to our knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company.

                  8. Assuming that the representations of Westar Capital contained in the Agreement are true, correct and complete and assuming compliance by Westar Capital with its covenants set forth in the Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to Westar Capital pursuant to the Agreement to register the Shares under the Securities Act of 1933, as amended.

     <page12>